PROJECT SERVICES AGREEMENT

by and between

SEECO, INC.

And

Schlumberger Technology Corporation

Dated

August 17, 2006

For Project DeSoto (Fayetteville Shale Play)

In the State of Arkansas

Page

1.

INTRODUCTION

1

2.

DEFINITIONS

1

3.

AGREEMENT/TERM

2

4.

PROJECT ORGANIZATION

5

5.

GENERAL TERMS AND CONDITIONS

6

6.

CONFIDENTIAL INFORMATION

7

7.

MISCELLANEOUS PROVISIONS

8

8.

REASONABLENESS

10

9.

CORPORATE POWER AND AUTHORITY

10

EXHIBIT A:

MASTER SERVICE AGREEMENT

12

EXHIBIT B:

EARLY BUYOUT FEE CALCULATION

19

EXHIBIT C:

COMMITTED SLB RESOURCES

20

EXHIBIT D:

PRIORITY SERVICES SCHEDULE

21

EXHIBIT E:

RAW MATERIALS

22

EXHIBIT F:

PROJECT AREA MAP………………………………………………………23

1.

INTRODUCTION

This PROJECT SERVICES AGREEMENT (the “Agreement”) is entered into as of the 17th day of August, 2006, between Schlumberger Technology Corporation (“SLB”) and SEECO, INC. (“SEECO”).  SLB and SEECO may hereinafter be referred to collectively as the “Parties” or individually as a “Party”.

WHEREAS, SEECO and SLB desire to work with each other with respect to the Fayetteville Shale project (the “Project”) located in the Project Area (as defined below), in order to further their respective commercial objectives and most efficiently use equipment, personnel, know-how and other technology; and

WHEREAS, SEECO and SLB wish to set forth the terms and conditions under which the Project will operate.

NOW, THEREFORE, in consideration of the mutual promises, conditions and agreements herein contained, the sufficiency of which is hereby acknowledged, the Parties agree as follows.

2.

DEFINITIONS

The following definitions are provided to clarify any potentially ambiguous terms used commonly in the oilfield industry in order to ensure clear understanding of this Agreement.

2.1

“Agreement” means this Project Services Agreement between SEECO and SLB including the Exhibits attached hereto or referred to herein.

2.2

“Oilfield Services” means services provided by SLB to SEECO including but not limited to Open Hole Logging Services, Cased Hole Wireline Services, Data Services, Cementing Services, Stimulation Services, Coiled Tubing Services, Data and Consulting Services, Directional Drilling Services, Testing Services, Artificial Lift and Information Technology Services; provided, however, that SEECO shall have the right to independently secure Raw Materials, as more particularly described on “Exhibit E”, from other suppliers required for or relating to such services.

2.3

“Key Services” means the services provided by SLB that utilize technologies, techniques, and products that are proprietary to SLB.

2.4

“Data and Consulting Services” means the data consulting services, including but not limited to, Computed Log Products, Petrophysical Analysis, Geologic Interpretation, PowerSTIM (Completion Optimization), ShaleGAS Reservoir Simulation, Reserve Analysis, and Field Modeling provided by the Schlumberger business segment managed by Greg Gublein operating through offices located in Oklahoma City, Pittsburgh, College Station, and Houston.

2.5

“Joint Leadership Team” or “JLT” means the Joint Leadership Team as described more fully in Section 4.1 herein.

2.6

“Raw Materials” means materials and products set forth on “Exhibit E” to this Agreement.

2.7

“Committed SLB Resources” means the personnel and/or equipment, including technical support, to be committed by SLB to the Project, which at a minimum shall be those resources which are reasonable and necessary as set forth in “Exhibit C” hereto; provided that “Exhibit C”

may be amended by the JLT from time to time to adjust resources for changes in project requirements, which changes shall constitute Committed SLB Resources.

2.8

“MSA” means the Services Agreement between Southwestern Energy Production Company, SEECO, Inc. and Schlumberger Technology Corporation dated January 3rd, 2002, a copy of which is attached hereto as “Exhibit A” and which is incorporated herein by reference for all purposes and is made a part hereof.

2.9

“Project Area” means the area(s) in the State of Arkansas designated as such on “Exhibit F” attached hereto; provided that “Exhibit F” may be amended by the JLT from time and time.

2.10

“Priority Service” means the timing of provision of services by SLB under this Agreement as set forth in “Exhibit D” hereto, which “Exhibit D” may be amended by the JLT from time to time.

2.11

“SEECO Change in Control” means, with respect to SEECO, the occurrence of any of the following:  (i) any merger or consolidation of SEECO in which SEECO is not the continuing or surviving entity or pursuant to which equity interests of SEECO would be converted into cash, securities or other property, other than a merger or consolidation of SEECO in which the holders of equity interests of SEECO immediately prior to the merger or consolidation have the same proportionate ownership of equity or equivalent interests of the surviving entity immediately after the merger or consolidation, (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, the assets of SEECO, or the liquidation or dissolution of SEECO or (iii) the direct or indirect transfer, whether by sale, conveyance, contract, proxy, exchange or otherwise, of (x) the ownership of more than 50% of its equity interests or more than 50% of the economic interest, or (y) the power to vote more than 50% of the equity interests having the power to vote in the election of directors.

2.12

“Effective Date” means January 1, 2006.

2.13

“SWN-SLB Enterprise Agreement” means that certain enterprise pricing agreement between Southwestern Energy Company and SLB dated August 17, 2006.

3.

COMMITMENTS AND TERMS

3.1

Subject Matter and Purpose.   Except as otherwise provided herein, SLB will provide Oilfield Services and Key Services for the Project and SEECO agrees to purchase Oilfield Services from SLB in the amounts described in Section 3.2 below.  It is contemplated that situations will arise during the term of this Agreement that are not specifically covered herein.  In the event these situations do arise, the Parties agree, in the spirit of cooperation, to use all commercially reasonable efforts to resolve such situations.

3.2

SEECO Commitments.

(a)

Except as set forth below, during the course of this Agreement, SEECO agrees to utilize SLB for the following percentages of SEECO’s requirements with respect to the Project Area (as modified from time to time as contemplated in this Section 3.2, the “Utilization Percentages”).

(i)

Not less than 60% of SEECO’s total Project expenditures for Cased Hole Logging services;

(ii)

Not less than 60% of SEECO’s total Project expenditures for Open Hole Logging services;

(iii)

Not less than 60% of SEECO’s total Project expenditures for Cementing services;

(iv)

Not less than 60% of SEECO’s total Project expenditures for Stimulation services;

(v)

Not less than 60% of SEECO’s total Project expenditures for Coiled Tubing services; and

(vi)

Not less than 60% of SEECO’s total Project expenditures for Data and Consulting services.

 (b)

For purposes of calculating the foregoing percentages, it is understood and agreed that SEECO shall be credited with:

(i)

100% of all applicable expenditures made in favor of SLB with respect to each well operated by SEECO in the Project Area; and

(ii)

100% of the amounts paid by SEECO  for any services provided by a third party in accordance with paragraph (c) of this Section 3.2.

(c)

Upon the occurrence of any of the following events, even if the Utilization Percentages have not been met, SEECO shall have the right to obtain the above-described Services from one or more third parties;

(i)

SLB is not able to provide a level of Oilfield Services sufficient to meet SEECO’s needs for the Project;

(ii)

A third-party vendor is able to provide new technologies and techniques that SEECO desires to employ in the Project Area and SLB is unable to provide such technologies and techniques at a comparable price; or

(iii)

SLB is in breach of its obligations under this Agreement or any other agreement between SLB and SEECO and such breach has not been cured within the 30-day period following the date upon which SEECO notifies SLB of any such breach.

Prior to the utilization of a third party to provide Oilfield Services to SEECO in accordance with clauses (i) or (ii) of this Section 3.2(c), SEECO will provide thirty (30) days advance notice to SLB, provided, however, that only reasonable advance notice is required in the event the circumstances giving rise to SEECO’s utilization of a third party are both urgent and immediate.  If the urgency and immediacy of the need does not allow for any advance notice to SLB, SEECO will notify SLB no more than three (3) business days after the engagement of such third party.

Each notice provided under this Section 3.2(c) with respect to clauses (i) or (ii) will be in writing and state (1) the basis for the utilization of the third party and (2) to the extent known, the expected term of any agreements entered into for the provision of the Services which would have otherwise been provided by SLB under this Agreement.  Each notice provided under this Section 3.2(c) with respect to clause (iii) will be in writing and describe the nature of the breach.  It is understood and agreed that any notice provided by SEECO pursuant to this Section 3.2(c) with respect to a breach under this Agreement or any other agreement with SLB shall not constitute a waiver by SEECO of such breach and SEECO shall be entitled to avail itself of all actions, claims and other remedies for such breach whether in contract, equity or at law.

SEECO will use commercially reasonable efforts to limit the duration of utilization of a third party in accordance with this Section 3.2(c) to the time period during which the situation is expected to continue to exist. Notwithstanding the foregoing, the term for third party services to be utilized in lieu of SLB services pursuant to this Section 3.2 shall not exceed one year unless the parties are unable to agree to a reasonable remedy to correct the situation.  If a reasonable remedy cannot be agreed upon, it is understood and agreed that SEECO shall have the right to proportionately reduce the Utilization Percentages to address the service deficiency, and enter into a third party contract with a term greater than one year if necessary to obtain commercially reasonable pricing, terms and conditions.

It is understood and agreed that the foregoing notice requirements and limitations do not apply to SEECO’s requirements above the Utilization Percentages.

The parties agree that neither this Agreement nor any other agreement precludes SEECO from obtaining Oilfield Services with respect to SEECO’s remaining requirements for the Project, within the Project Area or otherwise from any third party, nor does this Agreement preclude SEECO from obtaining Oilfield Services from third-party companies or individuals outside of the Project Area.

(d)

To the extent that the provisions of this Section 3.2 conflict with the provisions of the MSA, the provisions of this Section 3.2 shall control.

3.3

SLB Commitments.

(a)

In return for the foregoing contractual commitments from SEECO, SLB agrees:

 (i)

to provide the Committed SLB Resources, which Committed SLB Resources (as set forth in “Exhibit C” hereto) shall be appropriately and proportionately amended by the JLT from time to time as required to respond to any changes in the scope of the Project;

(ii)

that all requests for services by SEECO hereunder shall receive priority treatment as more fully described on “Exhibit D” attached hereto;

(iii)

that all Oilfield Services provided to SEECO hereunder shall receive competitive pricing.

(b)

SLB shall have the right to reduce the Committed SLB Resources if:

(i)

SEECO is not able to provide a level of activity for efficient use of the resources; or

(ii)

SEECO is in breach of its obligations under this Agreement or any other agreement between SEECO and SLB.

Prior to reducing the SLB Resources in accordance this Section 3.3(b), SLB will provide thirty (30) days advance notice to SEECO.  Each notice provided under this Section 3.3(b) will be in writing and state the basis for the reduction or the nature of the breach, as the case may be.  It is understood and agreed that any notice provided by SLB pursuant to this Section 3.3(b) with respect to a breach under this Agreement or any other agreement with SEECO shall not constitute a waiver by SLB of such breach and SLB shall be entitled to avail itself of all actions, claims and other remedies for such breach whether in contract, equity or at law.

(c)

Commitments for services not specifically mentioned above can be added to the Agreement by an amendment to this Agreement pursuant to Section 7.1 hereof.  This Agreement does not preclude SLB from providing Oilfield Services for SEECO in any area outside of the Project Area, nor does this Agreement preclude SLB from providing Oilfield Services to other third-party companies or individuals within the Project Area.

(d)

To the extent that the provisions of this Section 3.3 conflict with the provisions of the MSA, the provisions of this Section 3.3 shall control.

3.4

Term.  This Agreement shall remain in force and effect for three (3) years from the Effective Date of this Agreement (“Primary Term”) and shall continue from year to year thereafter (each a “Renewal” or “Renewal Term”) unless and until terminated by either Party at the end of the Primary Term, or any Renewal thereof, subject to giving sixty (60) days prior written notice of the intent to terminate to the other Party.  Any termination by SEECO at the end of the Primary Term or any Renewal Term shall not be subject to the provisions of Section 5.6 of this Agreement.  To the extent that this provision conflicts with the provisions of the MSA, this provision shall control.

3.5

Technical Support.  For the Project, SLB shall provide in-house technical support to SEECO (“Technical Support”).  The level of Technical Support will initially be set forth on “Exhibit C” and will be evaluated by the Joint Leadership Team at periodic reviews in relation to the Project activity and modified as needed.

3.6

Participation. It is the stated policy of SLB not to take any equity interest in production or the reserves associated therewith or other property of SEECO in consideration for providing the Oilfield Services.  The sole compensation to SLB for its services hereunder shall be the amounts due to SLB for the performance of services or otherwise in accordance with the terms of this Agreement.

4.

PROJECT ORGANIZATION

4.1

Joint Leadership Team.  The Parties shall establish the JLT, which shall be comprised of an equal number of members of management from each of SLB and SEECO who are directly associated with the Project, which in no event shall be fewer than two (2) from each Party.  The JLT shall convene periodically at such times as may be agreed upon by the members of the JLT for the purpose of fulfilling its functions and responsibilities.  In no event shall the JLT meet less than once each calendar quarter, with the first such meeting to be held not later than thirty (30) days after the Effective Date of this Agreement.   A majority of the JLT members must be present in order for the JLT to convene a meeting and the approval of a majority of all of the members of the JLT shall be required to take any action.  Members of the JLT may be substituted by either Party at any time or from time to time upon prior written notice to the other Party.  No action amending this Agreement or significantly modifying a Party’s rights or obligations hereunder shall be binding unless such action has been approved in writing by an officer of such Party with due authority to take such action.  The JLT will have the following functions and responsibilities:

a)

To resolve conflicts with respect to the provision of services hereunder;

b)

To assess and recommend appropriate actions to optimize the performance of the Project;

c)

To review in-house Technical Support requirements and modify as described in Section 3.5;

d)

To increase the number of JLT members required from each Party and to establish any technical expertise requirements for JLT members;

e)

To approve the minutes of each JLT meeting within ten (10) days of the date of each such meeting;

f)

To identify potential joint research and development or technology development projects, which shall be subject to a separate agreement between the Parties;

g)

To amend “Exhibits C, D and F” to this Agreement as contemplated hereby; provided that all such amendments shall be approved in writing by a duly authorized officer of each Party; and

h)

To monitor the Project and to insure compliance with the requirements for timely service delivery and efficient equipment utilization.

The JLT will negotiate in good faith for a period of thirty (30) days to resolve any disputed issue which cannot be agreed upon by a majority of the JLT.  If the JLT is unable to resolve the disputed issue within said 30-day period, then both Parties shall set forth the disputed issue in writing and thereafter follow the Dispute Resolution Process as set forth in Section 5.5(ii) and thereafter.

5.

GENERAL TERMS AND CONDITIONS

5.1

Applicability of MSA Provisions. The Parties agree that, unless otherwise provided herein, the provision of any services or intellectual resources pursuant to this Agreement and/or the sale of goods or Oilfield Services by SLB in connection with this Agreement shall be governed by the terms and conditions contained in the MSA.  To the extent that any term or condition set forth in the MSA is not addressed in this Agreement, the MSA shall apply to the Services provided hereunder as though the MSA was entered into between SLB and SEECO.

5.2

To the extent that any indemnity and insurance requirements are extended by either Party in the MSA, it is agreed that, for the purposes of this Agreement, such indemnities and insurance requirements shall apply to this Agreement.  Unless otherwise provided herein, to the extent that any term or condition set forth in the MSA conflicts with the provisions of this Agreement, the provisions of the MSA shall control.

5.3

Service Payments. Payments for all Services performed by SLB on the Project shall be made as provided in Article 3 of the MSA.  Section 3.5 of the MSA provides that “Owner shall pay approved amounts due within thirty (30) days after Owner’s receipt of a true and valid invoice from Contractor at the billing address specified by Owner, subject to the provisions in subparagraph 3.6 of [the MSA]”.

5.4

Termination by the Parties; Effect of Termination.

(a)

Each Party shall have the right to terminate this Agreement immediately under the following conditions:

(i)

If the other Party materially breaches one or more of its obligations contained in this Agreement and such material breach is not cured within thirty (30) days; or

(ii)

If the other Party (i) institutes a proceeding seeking to adjudicate it bankrupt, (ii) is subject to proceedings for liquidation, reorganization, winding up or dissolution, (ii) ceases to carry on its business or activities in the normal course, (iv) becomes unable to pay its debts as they become due or (v) makes an assignment for the benefit of creditors or applies for, seeks, consents to or acquiesces in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official.

(b)

SEECO shall have the right to terminate this Agreement if (i) SLB breaches the SWN-SLB Enterprise Agreement and such breach is not cured within thirty (30) days or (ii) SLB terminates the SWN-SLB Enterprise Agreement.

(c)

If this Agreement is terminated under Section 5.4(a) or (b), all further obligations of the Parties under this Agreement will immediately terminate without further liability or obligation to the other Party except that the confidentiality provisions contained in Article 6 shall survive the termination of this Agreement and remain in full force and effect for a period of two (2) years.

(d)

In the event of any termination pursuant to this Section 5.4, SEECO shall not incur any Early Buyout Fee obligation to SLB under Section 5.6 of this Agreement.

5.5

Dispute Resolution Process.  In the event that a dispute arises between the Parties with respect to the terms and provisions of this Agreement or in the event that a dispute arises with respect to the performance by either or both of the Parties of their obligations under this Agreement, and the Parties are unable to come to a good faith agreement to resolve such dispute, (i) the dispute shall be submitted first to the JLT for discussion and resolution; and (ii) if the JLT is unable to resolve the dispute between the Parties within the 30-day period following the presentation of the dispute to the JLT, the provisions of the MSA regarding mediation and arbitration shall control.  In the event the mediation and arbitration pursuant to the MSA is not successful in resolving the dispute, then the Parties may resort to any means deemed appropriate in order to resolve the dispute, including litigation.  If either Party resorts to litigation regarding a dispute, then all litigation regarding said dispute shall be brought in the applicable State District Court, Federal District Court, or other appropriate court sitting in Harris County, State of Texas, which court(s) shall have exclusive jurisdiction of all matters concerning, arising or relating to this Agreement or performance hereunder.  The Parties hereby waive all venue objections they may have to the resolution of disputes in such courts.

5.6

Termination and Early Buyout Fees upon a SEECO Change in Control.

(a)

In the event that (i) a SEECO Change in Control has occurred and (ii) SEECO terminates this Agreement other than pursuant to Section 5.4 hereof, SLB shall be entitled to receive, as its sole compensation for the early termination of this Agreement by SEECO, and SEECO shall be obligated to pay a buyout fee (“Early Buyout Fee”) as specified in “Exhibit B.”

(b)

If it is publicly announced or if SEECO otherwise notifies SLB that a SEECO Change in Control is expected to occur or has occurred, SLB, in its sole discretion, shall have the ability to terminate this Agreement within thirty (30) days of such announcement or notification.  If SLB terminates this Agreement pursuant to this Section 5.6(b), SLB shall not be entitled to receive the Early Buyout Fee unless (x) none of the proposed acquiror, its subsidiaries or affiliates is a client of SLB, its subsidiaries or affiliates or (y) the proposed acquiror is a direct competitor of SLB.  Notwithstanding the immediately preceding sentence, if a successor to SEECO (i) terminates this Agreement during the Primary Term or (ii) causes SLB to terminate this Agreement, such successor shall be obligated to pay SLB the Early Buyout Fee.

(c)

In the event of a termination other than pursuant to Section 5.4 hereof, SLB shall be entitled to payment for work performed pursuant to the terms of this Agreement that commenced prior to the date of the Termination even if concluded after the date of termination.

6.

CONFIDENTIAL INFORMATION AND INTELLECTUAL PROPERTY

6.1

“Confidential Information” means (a) the terms and provisions of this Agreement, including all Exhibits; and (b) all other non-public information in the possession or under the control of a Party relating to the other Party or the other Party’s business operations that was obtained from or made available by the other Party in connection with this Agreement and/or the MSA and that a Party considers confidential and proprietary information or data including, but not limited to, seismic records and tapes, interpreted well logs or maps or engineering data, financial information relating to the Project and certain non-proprietary seismic data licensed from third parties which impose various restrictions and limitations on the owner of such license to use, disclose and/or display such data relating to certain portions of the Project Area but does not include information which:

(a)

was publicly available before disclosure to the other Party; or

(b)

enters the public domain after disclosure to other Party except where such entry is the result of breach by other Party of this Agreement; or

(c)

was already in other Party's possession prior to disclosure and was not then subject to an obligation of confidence; or

(d)

is disclosed to other Party by a third party having a lawful right to do so; or

(e)

is independently developed by the Party without utilization of the Confidential Information of the disclosing Party.

Except for any disclosure required in connection with any filing required by the Securities and Exchange Commission (the “SEC”) or as otherwise required by applicable law, each Party will treat Confidential Information obtained pursuant to this Agreement as proprietary, and will ensure that any employee, contractor or any other third-party working for such Party will not divulge such Confidential Information to any person or entity without the prior written consent of the disclosing Party. To the extent feasible, a recipient Party will obtain confidentiality agreements from each employee, contractor and any other third-parties engaged by that Party.  A Party shall ensure that employees, contractors and other third-parties will not use any such Confidential Information except in connection with the Project and will not disclose details of the Project to any third party except to those who are to perform services under this Agreement, and then only to the extent that it is required to perform the particular portion of the Project.  Each Party will take all reasonably necessary precautions to safeguard from disclosure any documents containing Confidential Information.  SLB understands and agrees that it will be necessary for Southwestern Energy Company, SEECO’s parent company, to disclose and file this Agreement with the SEC.

6.2

Except as expressly provided herein, this Agreement does not give either Party any ownership rights or interest in the other Party’s Confidential Information, technology, inventions, patents, trademarks, trade names or copyrights. All underlying methodology utilized by the Parties which was created and/or developed by either prior to or after the Effective Date of this Agreement and utilized in the course of performing engagements pursuant to this Agreement shall not become the property of the other.

6.3

In the event of breach or threatened breach by one Party or its employees of the provisions of this Article 6, the other Party shall be entitled to an injunction or judicial order equivalent thereto restraining the first Party or its employees from using or disclosing, in whole or in part, such Confidential Information.  Nothing herein shall be construed as prohibiting any Party from pursuing any other remedies available to it for such breach or threatened breach, including recovery of damages from the other Party.

6.4

Nothing in this Agreement shall prevent the Parties from disclosing the Confidential Information to the minimum extent necessary in order to respond to a request from their accountants or a proper request by any Federal, state or local commission, agency or court, or as may be required for reporting or internal purposes.  The Parties agree that if any legal proceeding, including a subpoena or discovery request, is brought which might result in the information described above being disclosed to any person or entity, prior to any disclosure of the information, the other Party will be promptly notified and both Parties will work together to obtain a protective order or similar protection limiting the disclosure to the requesting party and preventing disclosures to third parties.

7.

MISCELLANEOUS PROVISIONS

7.1

AMENDMENT; ENTIRE AGREEMENT; NO WAIVER. No modification of this Agreement shall be of any force or effect unless in writing and signed by an authorized signatory of both Parties (except in the case of “Exhibits C, D and F” which may be amended by the JLT as provided hereunder). This Agreement, together with the MSA, any service orders, service requests, and the Exhibits attached hereto, constitutes the entire understanding between the Parties with respect to the subject matter hereof and, with the exception of the MSA, supersedes all prior agreements, negotiations and discussions of the Parties in relation to its contents.  Failure to enforce any or all of the terms and conditions of this Agreement in a particular instance or instances shall not constitute a waiver thereof.  It is understood and agreed that SEECO is a third party beneficiary under the SWN-SLB Enterprise Agreement and has the right to assert and enforce such agreement on its own behalf.

7.2

NO PARTNERSHIP OR JOINT VENTURE.  It is understood that nothing in this Agreement shall create a partnership or joint venture between the Parties hereto and neither Party shall enter into or have authority to enter into any engagement, or make any representation or warranty or commitment on behalf of, or otherwise bind or obligate the other Party hereto in any manner.  SLB and SEECO shall remain as independent contractors, in accordance with the terms and provisions of this Agreement.

7.3

GOVERNING LAW; SEVERABILITY; SAVINGS CLAUSE.  This Agreement shall be governed by the laws of the State of Texas, without regard to the conflict of laws provisions thereof.  If any provision of this Agreement (other than with respect to pricing or priority treatment) is held to be unenforceable, this Agreement will be deemed to be amended to the extent necessary to make it enforceable, or, if necessary, this Agreement will be deemed to be amended to delete the unenforceable provision or portion thereof. In the event any provision is deleted or amended, the remaining provisions will remain in full force and effect.  In the event any provision of this Agreement with respect to committed resources or priority treatment is deleted or amended pursuant to this Section, the Parties shall take steps to modify this Agreement such that the obligations of the Parties with respect to committed resources or priority treatment are consistent with the intent of the Parties expressed herein and enforceable under applicable law.  Both Parties agree that the exculpatory, indemnification and hold harmless provisions herein, or in the MSA which are incorporated herein by reference, shall be modified or altered only insofar as required by a jurisdiction purporting to limit such provisions, it being the intention of both Parties to enforce to the fullest extent all terms and conditions herein agreed to.

7.4

NON-SOLICITATION OF EMPLOYEES. During the term of this Agreement, neither Party will, for its or any other Party’s benefit, solicit for employment, or directly or indirectly hire or enter into an independent contractor agreement or other relationship with, any employees of the other Party that are encountered during the course of this Agreement.

7.5

GOVERNMENT APPROVALS.  From and after the execution hereof, each of the Parties hereto, without further consideration, shall use its best efforts to execute, deliver, submit, gain approvals of, and record, or cause to be executed, delivered, submitted, and recorded, good and sufficient permits, designations of operator forms, other regulatory documents and instruments, as applicable, and take such other action as may be reasonably required to carry out the purposes of this Agreement and to give effect to the covenants, stipulations and obligations of the Parties hereto.

7.7

COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one agreement.

7.8

CONSTRUCTION.  This Agreement was drafted jointly by the Parties, and no presumption shall operate in favor of or against any Party as a result of any responsibility that any Party may have had in drafting this Agreement or any part thereof.

7.9

PUBLICITY.  Except as permitted under Article 6 of this Agreement, neither Party may advertise or publish the fact that the parties have entered into an Agreement, publish the details of this Agreement, nor use the other Party’s name in any advertisement, publication, brochure or website without the express written approval of that Party.

8.

REASONABLENESS

8.1

Each of the Parties undertakes to perform all of its duties required under this Agreement in good faith.

9.

CORPORATE POWER AND AUTHORITY

9.1

Each of the Parties represents and warrants to the other that it has full power to enter into and perform its obligations under this Agreement and that, when executed, this Agreement will constitute such Party's legal, valid and binding obligations in accordance with its terms.

9.2

This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns.  Neither Party may assign its rights or obligations under this Agreement without the prior written consent of the other Party.

IN WITNESS WHEREOF, this Agreement is executed as of the date first written above, but is effective as of the Effective Date.

SEECO, INC.

                                                                            Schlumberger Technology Corporation

Address:

            2350 N. Sam Houston Parkway E.,

                                        Address:

                                                    1325 S. Dairy Ashford

Suite 300

                                                                            Houston, Texas 77077

                        Houston, Texas 77032

By:	/s/ RICHARD F. LANE	By:	/s/ ROBERT DRUMMOND
Name:	Richard F. Lane	Name:	Robert Drummond
Title:	President	Title:	Vice President & General Manager
US Land

EXHIBIT A: MASTER SERVICE AGREEMENT DATED JANUARY 3, 2002

EXHIBIT A: MASTER SERVICE AGREEMENT DATED JANUARY 3, 2002(cont.)

EXHIBIT A: MASTER SERVICE AGREEMENT DATED JANUARY 3, 2002(cont.)

EXHIBIT A: MASTER SERVICE AGREEMENT DATED JANUARY 3, 2002(cont.)

EXHIBIT A:

MASTER SERVICE AGREEMENT DATED JANUARY 3, 2002(cont.)

EXHIBIT A: MASTER SERVICE AGREEMENT DATED JANUARY 3, 2002(cont.)

EXHIBIT A: MASTER SERVICE AGREEMENT DATED JANUARY 3, 2002(cont.)

EXHIBIT B: EARLY BUYOUT FEE CALCULATION

The expected SLB invoiced revenues for the Project under the terms of this Agreement are $240,000,000.   For purposes of the Early Buyout Fee calculation, the term “SLB Revenues” means, from the Effective Date, the aggregate of (i) SLB’s invoiced revenues for the Project; (ii) all amounts spent by SEECO for services provided by a third party in accordance with paragraph (c) of Section 3.2 and (iii) all invoiced revenues derived by SLB from business conducted for other clients through SLB’s Conway office or from business conducted for other clients working in the Fayetteville Shale in Arkansas.  The chart below shows SLB Revenues for the Project of up to $240,000,000 on the X-axis and the Buyout Fee of up to $6,000,000 on the Y-axis.  At day 1 of this Agreement, the buyout will be $6,000,000.  At the point that SLB Revenues reach $240,000,000, the buyout will be $0.  The buyout amount can be precisely calculated from the equation:

Buyout Amount = $6,000,000 – (0.025 * SLB Revenues)

EXHIBIT C: COMMITTED SLB RESOURCES

SLB agrees to commit the following resources, at a minimum, for the provision of Oilfield Services under the Agreement:

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Pumping Equipment/Crews – SLB will have two (2) slickwater, crosslink (100 bpm capacity) crews present in Conway, Arkansas and two (2) Foam Frac crews (60-70 bpm total rate capacity) present in Arkansas and, in each case, available for provision of Services to SEECO.  Depending on job type, equipment in the crews may be combined with other crews to provide services at different rates.

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Cementing Equipment – SLB will have eight (8) cementing crews present in Arkansas and available for provision of Services to SEECO, with a minimum of three (3) of such cementing crews present in Conway, Arkansas.  Note that the equipment is flexible, and can be combined to cover all job types.

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Wireline Equipment – SLB will have one (1) open hole truck, one (1) cased hole truck, one (1) combination OH/CH truck present in Conway, Arkansas and available for the provision of Services to SEECO under the Agreement.  SLB will have four (4) open hole, two (2) cased / open hole, and three (3) cased hole crews present in Arkansas by January 2007.  This represents an increase of one (1) open hole and one (1) cased / open hole crews from SLB’s current resource base in Ft. Smith.

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Technical Support – SLB will provide one (1) Oilfield Services Project Manager, and two (2) DESC engineers.  In addition to the in-house personnel, SLB will also assign an Oilfield Services Field Service Coordinator to work closely with SEECO’s operational personnel and focus on service delivery.

The foregoing planned resources are the minimum amount of resources that shall be committed by SLB under the Agreement unless otherwise adjusted in accordance with section 3.3.  As SEECO’s activities increase, SLB will increase the resources committed for the Project proportionately in order for SLB to be able to meet the Utilization Percentages under the Agreement.

EXHIBIT D  – PRIORITY SERVICE SCHEDULE

Priority of Services

This Exhibit D establishes a minimum standard for the priority of services to be provided to SEECO under this Agreement.  As SEECO’s activities increase, SLB represents and agrees that it will increase the priority of services hereunder as a condition for SEECO’s continued commitment to utilize SLB for the Utilitization Percentages.  In addition, SLB represents and agrees that the priority of the services to be provided to SEECO under this Agreement, including this “Exhibit D”, shall be at the highest priority level of services SLB provides to any customer in the Project Area.

Process Requirements

Cementing & OH Logging

1)

SLB Service Coordinator will be provided with the daily drilling reports and the most current rig schedule at all times in order to understand SEECO’s needs and communicate the same to SLB operations and management personnel.

2)

From the daily drilling reports, the SLB Service Coordinator will keep an updated schedule of expected SLB job times for each rig, which will be validated with SEECO operations personnel, then communicated to SLB operations personnel.

3)

From this schedule, SLB operations personnel will review requests for jobs from other customers, and then accept jobs for those customers that do not conflict with SEECO jobs.

4)

SLB operations personnel shall have the expected job specifications and procedures for any SEECO job no later than (“NLT”) 1 week in advance of the job. Any changes to the job requirements shall be communicated immediately to SLB as they occur.  Special services and tools not common to the area may require more notice to secure for SEECO jobs.  SLB will notify SEECO of such situations to try and avoid delays or misunderstandings.

Fracturing Services, CH Perforating, Coiled Tubing

1)

SEECO shall have first call on 6 (six) frac weeks per month and will be entitled to establish a 90-day advance schedule of its fracturing requirements.  SEECO agrees to promptly provide written notification to SLB in the event that SEECO determines that it will not utilize scheduled frac days and upon receipt of such written notification SLB shall be entitled to utilize the crews to work for other customers on such frac days.

2)

SLB operations personnel shall have the expected job specifications and procedures for any SEECO job NLT 2 weeks in advance.  Any changes to those job specifications and procedures shall be promptly communicated to SLB as they occur.  Special services, tools, and Raw Materials may require more notice to secure for SEECO jobs and it will be the responsibility of SLB to make SEECO aware of such situations to try and avoid delays or misunderstandings.

3)

Subject to SLB's binding obligations, SLB will take reasonable steps to accommodate SEECO if SEECO has a need to re-schedule a frac less than 30 days from the original planned date.

EXHIBIT E  – RAW MATERIALS

The Raw Materials shall include, but not be limited to the following:

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Sand

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Cement

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Manufactured Proppants

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Hydrochloric Acid

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Nitrogen

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Any and all other non-proprietary materials or products utilized in the provision of the Oilfield Services

EXHIBIT F – PROJECT AREA MAP

[Map of Arkansas highlighting area of interest]